UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 26, 2024

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UBER TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

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Delaware	001-38902	45-2647441
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1725 3rd Street

San Francisco, California 94158

(Address of principal executive offices, including zip code)

(415) 612-8582

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.00001 per share	UBER	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01     Entry into a Material Definitive Agreement.

On September 26, 2024, Uber Technologies, Inc. (the “Company”) entered into a Credit Agreement (the “Credit Agreement”), among the Company, the lenders party thereto, the letter of credit issuers party thereto and Bank of America, N.A., as administrative agent. The Credit Agreement replaces the Company’s existing Revolving Credit Agreement, dated as of June 26, 2015, among the Company, certain subsidiary guarantors from time to time party thereto, the lenders party thereto and Morgan Stanley Senior Funding, Inc., as administrative agent (as amended to date, the “Existing Credit Agreement”), which was terminated effective September 26, 2024.

The Credit Agreement provides for $5.0 billion in aggregate amount of commitments for senior unsecured revolving loans, which will mature on September 26, 2029 unless otherwise extended in accordance with the terms of the Credit Agreement. The Credit Agreement provides that the Company may obtain, subject to the satisfaction of customary conditions, loans in U.S. Dollars or certain alternate currencies. Proceeds from any borrowings under the Credit Agreement may be used for general corporate purposes. The Credit Agreement is unsecured and is not guaranteed by any subsidiary of the Company.

Loans under the Credit Agreement will bear interest, at the option of the Company, at either the term SOFR rate (determined in accordance with the Credit Agreement) plus an initial margin of 1.00% per annum or the base rate (determined in accordance with the Credit Agreement) plus an initial margin of 0.00% per annum. The Credit Agreement has a commitment fee, which will initially accrue at a rate of 0.125% per annum, on the actual daily undrawn amount of the aggregate commitments of the lenders in respect to the Credit Agreement. The applicable margin over the term SOFR rate and the base rate, as well as the commitment fee, will fluctuate based upon the ratings of the Company’s non-credit enhanced senior unsecured long-term debt by Standard & Poor’s Financial Services LLC, Moody’s Investors Service, Inc. or Fitch Ratings Ltd.

The Credit Agreement contains certain customary representations and warranties, affirmative and negative covenants and events of default. Negative covenants include, among others, certain limitations on the incurrence of liens securing indebtedness by the Company and its material subsidiaries and the incurrence of indebtedness by the Company’s material subsidiaries. In addition, the Credit Agreement requires that the Company maintain a ratio of consolidated adjusted earnings before interest, taxes, depreciation and amortization to consolidated interest expense of not less than 3.00 to 1.00, as more fully described in the Credit Agreement. The following events are considered “events of default” under the Credit Agreement: default in the payment of principal of any loan or any letter of credit obligation; default in the payment of any interest on any loan or on any letter of credit obligation, any fee due or any other amount payable thereunder and such default continues for a period of five business days; failure to comply with specified covenants; material misrepresentations; certain defaults by the Company or any of the Company’s material subsidiaries with respect to indebtedness for borrowed money in an amount exceeding $300 million; certain events of bankruptcy, insolvency or reorganization of the Company, any of the Company’s material subsidiaries (as defined in the Credit Agreement) or any of the Company’s significant subsidiaries (as defined in the Credit Agreement); certain judgment defaults against the Company or any of the Company’s material subsidiaries in an amount exceeding $300 million; the occurrence of certain ERISA events; and the occurrence of any change of control (as defined in the Credit Agreement). If certain bankruptcy and insolvency-related events of default occur any outstanding obligations under the Credit Agreement may be declared immediately due and payable and the commitments may be terminated. If an event of default, other than certain bankruptcy insolvency-related events of default, occur and are not cured within applicable grace periods or waived, any outstanding obligations under the Credit Agreement may be declared immediately due and payable and the commitments may be terminated.

At closing, approximately $413 million of letters of credit have been issued under the Credit Agreement, transitioned from outstanding letters of credit under the Existing Credit Agreement, but no borrowings have been drawn.

The foregoing summary of the Credit Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Credit Agreement, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 1.02     Termination of a Material Definitive Agreement.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 2.03     Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01     Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
10.1	Credit Agreement, dated as of September 26, 2024, by and among Uber Technologies, Inc., as the borrower, the lenders party thereto, the letter of credit issuers party thereto and Bank of America, N.A., as administrative agent.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UBER TECHNOLOGIES, INC.

Date: September 27, 2024	By: /s/ Dara Khosrowshahi
Dara Khosrowshahi
Chief Executive Officer